UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2008

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On January 31, 2008, the Board of Directors of Media General, Inc. adopted amendments, generally effective January 1, 2008, to certain compensation plans and agreements in which the Company’s executive officers participate. Most of the amendments were enacted to facilitate compliance with Section 409A of the Internal Revenue Code and/or to clarify certain plan or agreement provisions. A copy of each amended plan or form of agreement is filed as an exhibit hereto. The subject plans and agreements were:

•	Supplemental 401(k) Plan

•	Supplemental Profit Sharing Plan

•	Executive Life Insurance Program (form of agreement)

•	Deferred Compensation Plan

•	1985 Deferred Compensation Plan (form of agreement)

•	ERISA Excess Benefits Plan

•	Executive Supplemental Retirement Plan

•	Executive Financial Planning and Income Tax Program

Certain of the plans or agreements listed above had more significant changes than others; these amendments are described further below. Additionally, the Board of Directors adopted the Retirement Transition Planning Program, as also described below.

Supplemental 401(k) Plan

Beginning in 2008, participants can elect the timing of cash distributions (minimum of six months after separation and a maximum of ten years after separation). If a participant does not make an election, a cash distribution will be made six months following the date of separation. These elections must be made prior to December 31, 2008. Previously, the participants could only receive a lump sum payment of Media General, Inc., Class A Common Stock upon retirement.

Beginning in 2008, participants who are at least age 55 are able to invest in a range of equity and bond funds in addition to the Class A Common Stock fund. Previously, the plan’s investments were composed entirely of Class A Common Stock.

Executive Life Insurance Program

Executives who begin participation on or after November 19, 2007, must be age 60 with 10 years of service in order to receive continued premium payments through age 65 upon retirement. Provisions for executives who were participants prior to November 19, 2007, remain unchanged.

ERISA Excess Benefits Plan

The ERISA Excess Benefits Plan was frozen to employees hired after December 31, 2006. Participants receive years of service credit through that date or their date of termination, if earlier. Existing participants who have a vested benefit as of December 31, 2006, may elect a retirement benefit commencement date between ages 55 and 65 that would be triggered by retirement. If a participant does not make an election, benefits will commence upon retirement after age 55. Employees who were hired prior to December 31, 2006 and did not have a vested benefit as of December 31, 2006 but subsequently meet the requirements to become a participant, will have a retirement benefit that commences upon retirement after age 55.

Executive Financial Planning and Income Tax Program

Effective January 1, 2008, coverage ceases upon termination for any reason. Executives who retire at age 55 or older may be selected to participate in the newly adopted Retirement Transition Planning Program.

Retirement Transition Planning Program

Retired executives age 55 or older may be selected to participate in this program. Participants are eligible for financial planning and income tax preparation services in the year of retirement as well as the year following retirement, up to a maximum of $20,000 per year. Coverage will also be continued or provided to the participant’s surviving spouse for the same time period if the executive is a participant or is selected for participation at the time of his death. A copy of the program is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

10.01	Media General, Inc., Supplemental 401(k) Plan, amended and restated effective January 1, 2008.

10.02	Media General, Inc., Supplemental Profit Sharing Plan, effective as of January 1, 2007 (originally adopted November 19, 2007).

10.03	Form of an executive life insurance agreement between the Company and certain executive officers.

10.04	Media General, Inc., Deferred Compensation Plan, amended and restated as of January 1, 2008.

10.05	Amendment to form of Deferred Compensation Agreement dated as of December 1, 1984.

10.06	Media General, Inc., ERISA Excess Benefits Plan, amended and restated effective January 1, 2008.

10.07	Media General, Inc., Executive Supplemental Retirement Plan, amended and restated effective January 1, 2008.

10.08	Media General, Inc., Executive Financial Planning and Income Tax Program, amended and restated as of January 1, 2008.

10.09	Media General, Inc., Retirement Transition Planning Program, effective January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date February 6, 2008

/s/ John A. Schauss
John A. Schauss
Vice President - Finance and Chief Financial Officer